Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-124512 on Form S-3 of our report dated October 11, 2006, relating to the consolidated financial statements of The Dress Barn, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” as of July 31, 2005), appearing in the Annual Report on Form 10-K of The Dress Barn, Inc. for the year ended July 29, 2006, and of our report dated October 11, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of The Dress Barn, Inc. for the year ended July 29, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
November 24, 2006